Exhibit 99.1

Lōkahi Therapeutics™ Advances LT-100 Development Strategy Toward Single-Injection Administration

FDA Type C Meeting and Nonclinical Study Advance Strategy to Transition LT-100 from 15 Injections to One

RUTHERFORD, N.J., and LA JOLLA, CA, July 29, 2026 – Lōkahi Therapeutics™ Inc., a wholly owned subsidiary of Glucotrack, Inc. (NASDAQ: GCTK), today announced progress in its LT-100 development strategy focused on evaluating whether a historical administration approach requiring up to 15 intradermal (ID) injections per treatment visit can be simplified to a single subcutaneous (SC) injection per visit. During a Type C meeting with the U.S. Food and Drug Administration in May 2026, the Company discussed its proposed clinical strategy for LT-100. Following that meeting, Lōkahi completed a nonclinical minipig study designed to compare systemic exposure following subcutaneous and intradermal administration of LT-100. The results provided important information to support the Company’s planned clinical evaluation of a single-injection administration approach.

Building on the Type C meeting and the results of the nonclinical study, Lōkahi is preparing for the next phase of LT-100 development, which is expected to include clinical evaluation of LT-100 administered as a single subcutaneous injection. Subject to completion of ongoing development activities and regulatory review, the Company currently anticipates initiating clinical evaluation of this administration approach as early as the fourth quarter of 2026, with an initial readout potentially occurring during the first half of 2027.

Historically, in clinical trials, LT-100 has been administered through up to 15 intradermal injections per treatment visit. Lōkahi’s current development objective is to determine whether that administration approach can be simplified to a single subcutaneous injection while maintaining a development strategy informed by prior clinical experience.

“The difference between 15 injections and one injection speaks for itself,” said Erik Emerson, Chief Executive Officer of Lōkahi Therapeutics™. “The Type C meeting helped define a path forward. We then completed the work necessary to evaluate that path, and the results give us confidence to move toward clinical evaluation of this simplified administration strategy. Our focus now is preparing to test this approach in the clinic.”

“Our objective was straightforward,” said Susan Kramer, Senior Vice President of Development at Lōkahi Therapeutics™. “We wanted to understand whether subcutaneous administration could achieve systemic exposure consistent with prior clinical experience using intradermal administration. The study provided this and other important information to guide the next stage of LT-100 clinical development.”

About Lōkahi Therapeutics™

Lōkahi Therapeutics is a capital-efficient biopharmaceutical platform company focused on identifying, evaluating, acquiring, and advancing overlooked therapeutic assets. Through its ai² platform and ai² Futures Lab execution model, Lōkahi integrates cross-functional expertise and disciplined decision-making to drive strategic development and long-term value creation. For more information, visit www.lokahithera.com.

About Glucotrack, Inc.

Glucotrack, Inc. (NASDAQ: GCTK) operates Lōkahi and, through its subsidiary Glucotrack Technologies, Inc., is also focused on the design, development, and commercialization of novel technologies for people with diabetes, including a long-term implantable continuous blood glucose monitoring system. The Glucotrack CBGM is an Investigational Device and is limited by federal (or United States) law to investigational use. For more information, please visit www.glucotrack.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “anticipate”, “believe”, “expect”, “plan,” and “will” are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. These statements relate only to events as of the date on which the statements are made, and Glucotrack undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. All of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Glucotrack will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Readers are cautioned that certain important factors may affect Glucotrack’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Glucotrack’s results include, but are not limited to, the ability of Glucotrack to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to merger integration; risks relating to the receipt (and timing) of regulatory approvals (including U.S. Food and Drug Administration approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to Glucotrack’s future distribution agreements; risks relating to its ability to hire and retain qualified personnel; and the additional risk factors described in Glucotrack’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on March 30, 2026.

Contact:

Glucotrack

GlucotrackPR@icrinc.com

Lōkahi Therapeutics™

ir@lokahithera.com